Exhibit 4.1

NUMBER	SHARES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE Of CALIFORNIA

This Certifies That

is the Registered Owner of

Fully Paid and Non-Assessable Shares of Common Stock of $10.00 Par Value Each of

BAYCOM CORP

Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of California, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent, WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Countersigned:
Dated
OTR, INC.
1001 SW 5TH AVE, SUITE 1230, PORTLAND, OR 97204
TRANSFER AGENT
BY:
AUTHORIZED SIGNATURE

Chairman	President and Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF TRAN MIN ACT—		Custodian
				(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties		under the Uniform transfer to Minors
Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

                                                                                                                                                                                                        Shares of the stock represented by the within Certificate and do hereby irrevocably constitute and appoint                                                                                                                                                                                                       Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated___________________________

NOTICE: The signature to this assignment must correspond with the name as it is written upon the face of the Certificate in every particular without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed

By
THE SIGNATURES SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS OR CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17AD - 15